UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

FIRST MERCURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29110 Inkster Road Suite 100 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 762-6837

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2009, the Board of Directors (the “Board”) of First Mercury Financial Corporation (the “Company”) expanded its Board of Directors to nine members with the nominations and appointments of George R. Boyer III and Bradley J. Pickard to serve on its Board of Directors. Mr. Boyer’s initial term will be two years, and he has been appointed to the Board’s Audit Committee. Mr. Pickard’s initial term will be one year, and he has been appointed to the Board’s Nominating and Corporate Governance Committee.

Mr. Boyer, 57, recently retired from MGM Mirage where he served in various positions since 1995, including most recently as President and COO of MGM Grand Detroit. While at MGM Mirage, Mr. Boyer also served as President and COO of Primm Valley Resorts and as Senior Vice President for National Marketing. He joined MGM Mirage from Caesars World, where he served as director of financial planning and budgeting, director of administration and director of internal audit. Prior to working in the gaming industry, Mr. Boyer held various audit positions with the Philadelphia Stock Exchange and worked in the United States General Accounting Office.

Mr. Pickard, 46, has extensive experience in the investment banking and private equity industries. Mr. Pickard is currently a partner at Access Value Investors (“AVI”), a private equity fund focused on buying distressed, domestic, middle market companies across a variety of industries. Prior to joining AVI, Mr. Pickard was a partner at Blue Diamond Capital, an investment firm focused on investments in secured bank loans of distressed, asset intensive companies.   Mr. Pickard has also served as a Managing Director at both Houlihan Lokey Howard & Zukin and at Wasserstein Perella & Co., where his practice focused on mergers and acquisitions of public and private industrial and consumer products companies.

There are no arrangements or understandings between either Mr. Boyer or Mr. Pickard and the Company or any other persons pursuant to which they were selected as directors. There are no transactions or proposed transactions to which the Company was or is a party in which either Mr. Boyer or Mr. Pickard has a direct or indirect material interest. Messrs. Boyer and Pickard will be compensated as directors pursuant to the Company’s compensation policy for non-employee directors and neither is receiving any compensation in connection with their appointment to the Board.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated May 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
DATE: May 15, 2009	BY:	/s/ John A. Marazza

John A. Marazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 15, 2009.